 Exhibit 5.1

February 27, 2018

Ring Energy, Inc.

901 West Wall St., 3rd Floor

Midland, Texas 79702

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ring Energy, Inc., a Nevada corporation (the “Company”), in connection with an underwritten public offering (the “Offering”) of 6,164,000 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), to be issued and sold by the Company (the “Shares”) under its Registration Statement on Form S-3 filed on February 6, 2017, declared effective on February 14, 2017 (the “Registration Statement”), the prospectus supplement, dated February 23, 2018, together with the base prospectus (the “Prospectus”), and the Underwriting Agreement dated February 23, 2018 (the “Underwriting Agreement”), by and between the Company and SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”). All capitalized terms used in this letter without definition have the meanings assigned to them in the Underwriting Agreement.

This letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the U.S. Securities and Exchange Commission (the “Commission”).

For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a Secretary’s Certificate, dated as of February 27, 2018, executed by the Secretary of the Company (the “Certifying Officer”); (ii) the articles of incorporation and bylaws of the Company, certified by the Certifying Officer as of February 27, 2018; (iii) the Registration Statement, as furnished to us by the Company (excluding items incorporated therein by reference); (iv) resolutions of the board of directors and the pricing committee of the Company, certified by the Certifying Officer as of February 27, 2018; and (v) such other records and documents as we considered appropriate.

We have assumed the following: (A) the documents reviewed and relied upon in giving this opinion are true and correct copies of the original documents, and the signatures on such documents are genuine; (B) the legal capacity of natural persons executing all relevant documents; (C) the accuracy and completeness of all corporate records provided to us by the Company and all public records reviewed by us; (D) the representations of the officers and employees of the Company are correct as to questions of fact, and the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even if signed or issued on an earlier date (although we have neither independently verified the statements made therein nor investigated the basis for the representations contained therein); (E) the accuracy and completeness of factual statements contained in the documents we reviewed; (F) the Registration Statement has been declared effective pursuant to the Securities Act; (G) the investors will actually pay in full all amounts that they have agreed to pay to purchase the Common Stock; and (H) no changes in Applicable Law (as hereinafter defined) between the date of this letter and the date of the events that are the subject of this letter.

Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued by the Company and paid therefore by the Underwriters, will be validly issued, fully paid and non-assessable.

This opinion set forth herein is expressly limited to the laws of the State of Nevada, including all applicable provisions of Nevada statutes and the Constitution of the State of Nevada and published decisions of Nevada courts interpreting those provisions (“Applicable Law”). No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the laws of the State of Nevada as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission. This opinion may not be used or relied upon for any other purpose. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Commission promulgated under the Act.

Our opinion herein is rendered as of the date of this letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above, and we render no opinion, by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Shares, or any securities other than the Shares.

Very truly yours,

BAKER & HOSTETLER LLP

2